CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Bioanalytical Systems, Inc. on Form S-1 of our report dated January 12, 2011 on the consolidated financial statements of Bioanalytical Systems, Inc. and to the reference to us under the heading "Experts" in the prospectus.

                                                                                                                           Crowe Horwath LLP

/s/ Crowe Horwath, LLP
Fort Wayne, Indiana
February 28, 2011